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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: JULY 11, 2003

                        Commission File Number 333-88577

                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)





           TEXAS                                      74-2684967
(State or other jurisdiction                       (I.R.S. Employer
     of incorporation)                            Identification No.)



       13710 FNB PARKWAY                         68154-5200
        OMAHA, NEBRASKA                          (Zip Code)
(Address of principal executive
           offices)


                         TELEPHONE NUMBER (402) 492-7300
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

            Northern Border Partners, L.P. owns a 70% general partner interest in us and TC PipeLines, LP owns the remaining 30%. Northern Plains Natural Gas Company ("Northern Plains") and Pan Border Gas Company ("Pan Border"), subsidiaries of Enron Corp. ("Enron"), are two of the general partners of Northern Border Partners, L.P. Northern Plains is also the operator of our pipeline system. On June 25, 2003, Enron announced the organization of CrossCountry Energy Corp., a newly formed holding company that will hold, among other things, Enron's ownership interests in Northern Plains and Pan Border. Enron also announced it had filed a motion with the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") to approve the proposed transfer of those ownership interests to CrossCountry Energy Corp.

            On July 11, 2003, Enron announced that Enron and its debtor-in-possession subsidiaries (collectively with Enron, the "Debtors") filed their proposed joint plan of reorganization (the "Plan") and related disclosure statement (the "Disclosure Statement") with the Bankruptcy Court. The Plan and Disclosure Statement also are currently available at Enron's website located at http://www.enron.com/corp/por/, the Bankruptcy Court's website located at http://www.nysb.uscourts.gov and at the website maintained at the direction of the Bankruptcy Court at www.elaw4enron.com. Under the Plan, it is anticipated that, if CrossCountry Energy Corp. is not sold to a third party, as permitted by the Plan, shares of CrossCountry Energy Corp. would be distributed directly or indirectly to creditors of the Debtors.

            At this time, we are unable to predict the outcome of the Bankruptcy Court's ruling on Enron's motion or whether Enron's Plan will be approved.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NORTHERN BORDER PIPELINE COMPANY
                              By: Northern Plains Natural Gas Company, Operator

                              By:  /s/ Jerry L. Peters
                                   -------------------------------------------
                                   Jerry L. Peters
                                   Vice President, Finance and Treasurer


Dated:   July 11, 2003


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